Exhibit 99.2

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
Assets
Current Assets:
Cash	$922,337	$306,190
Accounts receivable, net of allowance	3,450,397	2,378,936
Inventory	2,810,974	1,951,554
Costs and estimated earnings in excess of billings	407,867	450,608
Other current assets	764,247	377,008
Total current assets	8,355,822	5,464,296

Property and Equipment, net of accumulated depreciation	4,118,110	3,096,046
Other assets	122,022	122,022
Goodwill, net	2,702,264	3,128,940
Deferred tax asset	882,800	882,800
	7,825,196	7,229,808
Total assets	$16,181,018	$12,694,104
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$3,704,505	$3,255,144
Accrued expenses	1,875,992	1,137,535
Billings in excess of costs and estimated earnings on uncompleted contracts	1,457,514	536,824
Line of credit	3,032,177	-
Current portion of long-term debt	4,607,694	290,054
Total current liabilities	14,677,882	5,219,557
Long-term liabilities:
Long-term debt – CSAs	745,988	745,989
Other liabilities	34,284	35,884

Long-term debt, other	894,184	3,089,386
Total liabilities	1,674,456	3,871,259
Commitments and Contingencies (Note 9)
Stockholders’ equity:
Series A Preferred stock - $0.001 par value, 2,000,000 shares authorized; 825,000 issued and outstanding	802,018	802,018
Series B Preferred stock - $0.001 par value, 682,045 shares authorized; 660,900 issued and outstanding	1,456,745	1,456,745
Series C Preferred stock - $0.001 par value, 500,000 shares authorized; 250,678 issued and outstanding	986,003	986,003
Common stock - $0.001 par value, 8,000,000 shares authorized; 5,295,297 issued and outstanding	5,295	5,295
Additional paid-in capital	4,058,203	3,334,835
Accumulated deficit	(7,479,584)	(2,981,608)
Total Stockholders’ equity	(171,320)	3,603,288
Total liabilities and stockholders’ equity	$16,181,018	$12,694,104

The accompanying notes are an integral part of these statements.

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months ended September 30,		Nine Months ended September 30,
	2021	2020	2021	2020
(in thousands)
Earned revenue	$8,826	$10,010	$23,746	$21,399
Cost of earned revenue	7,854	6,495	18,812	14,839
Gross profit	972	3,515	4,934	6,560

Selling, general and administrative expenses	3,766	2,696	9,365	7,863
Total operating expenses	3,766	2,696	9,365	7,863
Operating loss	(2,794)	819	(4,431)	(1,303)

Other income (expenses)
Other	21	(6)	21	(135)
Interest expense, net	35	(37)	(85)	(130)

(Loss) income before income taxes	(2,738)	782	(4,495)	(1,568)
(Benefit) provision for income taxes	3	4	3	4

Net (loss)/income	$(2,741)	$778	$(4,498)	$(1,572)

Net loss per share of Common Stock - Basic and diluted	$(0.52)	$0.15	$(0.85)	$(0.30)

Weighted average shares of Common Stock - Basic and diluted	5,295,297	5,295,297	5,295,297	5,295,297

The accompanying notes are an integral part of these statements.

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

9-MONTHS ENDED SEPTEMBER 30, 2021 AND
YEAR ENDED DECEMBER 31, 2020

	Series A		Series B		Series C				Additional
	Preferred Stock						Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
BALANCE, January 1, 2020	825,000	$802,018	660,900	$1,456,745	250,678	$986,003	5,295,297	$5,295	$3,259,706	$(1,854,189)	$4,655,578

Stock option compensation expense	-	-	-	-	-	-	-	-	75,129	-	75,129

Net loss	-	-	-	-	-	-	-	-	-	(1,127,419)	(1,127,419)

BALANCE, December 31, 2020	825,000	802,018	660,900	1,456,745	250,678	986,003	5,295,297	5,295	3,334,835	(2,981,608)	3,603,288

Stock option compensation expense	-	-	-	-	-	-	-	-	723,368	-	723,368

Net loss	-	-	-	-	-	-	-	-	-	(4,497,976)	(4,497,976)

BALANCE, September 30, 2021	825,000	$802,018	660,900	$1,456,745	250,678	$986,003	5,295,297	$5,295	$4,058,203	$(7,479,584)	$(171,320)

The accompanying notes are an integral part of these statements.

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

CONSOLIDATED STATEMENTS OF CASH FLOWS

	September 30, 2021	December 31, 2020
DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICED CASH

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,497,976)	$(1,127,419)
Noncash items included in net loss:
Depreciation and amortization	583,546	1,057,551
Stock option compensation expense	723,368	75,129
Loss on sale of property and equipment	-	4,929
Deferred income taxes	-	(95,400)
Changes in assets and liabilities:
Accounts receivable and unbilled receivables	(1,071,461)	304,396
Costs and estimated earnings in excess of billings on uncompleted contracts	42,741	(321,787)
Inventories	(859,420)	510,790
Prepaid expenses and other current assets	(387,239)	(193,138)
Other assets	-	-
Accounts payable	449,361	7,345
Accrued expenses and other current liabilities	738,457	327,509
Billings in excess of costs and estimated earnings on uncompleted contracts	920,690	340,906
Customer deposits	-	(428,311)
Other long-term liabilities	(1,600)	(5,517)
	1,138,443	1,584,402
Net cash (used in) provided by operating activities	(3,359,533)	456,983

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,178,934)	(613,171)
Proceeds from sale of property and equipment	-	13,446
Net cash used in investing activities	(1,178,934)	(599,725)

Subtotal (forward)	$(4,538,467)	$(142,742)

(CONTINUED)

	2021	2020

Subtotal (forwarded)	$(4,538,467)	$(142,742)

CASH FLOWS FROM FINANCING ACTIVITIES
Net payments on note payable - bank	3,032,177	(1,779,555)
Proceeds from issuance of long-term debt	2,374,422	2,621,210
Principal payments on long-term debt	(251,985)	(971,215)
Net cash provided by (used in) financing activities	5,154,614	(129,560)

Net increase (decrease) in cash, cash equivalents and restricted cash	616,147	(272,302)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of year	380,422	652,724
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of year	$996,569	$380,422

Supplemental Disclosures of Cash Flows Information
Cash paid during the year for:
Interest expense	$84,835	$275,328
Income taxes	$15,329	$1,483

(CONTINUED)

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

CONSOLIDATED STATEMENTS OF CASH FLOWS

9-MONTHS ENDED SEPTEMBER 30, 2021 AND
YEAR ENDED DECEMBER 31, 2020

Noncash investing and financing activities:

For the nine months ended September 30, 2021 and the year ended December 31, 2020, the Company purchased vehicles totaling $0 and $179,570 under long-term debt agreements, respectively (see Note F).

The accompanying notes are an integral part of these statements.

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020

A)	SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES

Operations:

SolarCommunities, Inc. (SunCommon) was formed as a Vermont benefit corporation in 2011.  SunCommon sells solar power systems to Vermont homeowners and business owners with minimal or no up-front cost through innovative marketing techniques. SunCommon’s goal is to dramatically increase solar energy production in Vermont by making it more affordable and accessible.

During 2018, the Company acquired Hudson Valley Clean Energy, Inc. and its wholly owned subsidiary, Hudson Solar Services, LLC (collectively referred to as “Hudson Solar”). Hudson Solar now operates under the SunCommon brand name and provides similar services, as described below, to residential and commercial customers in New York’s Hudson Valley and Albany Capital District.

The aforementioned companies generate revenue and profit from three primary sources: (i) direct sale of solar arrays, heat pumps and battery storage systems to residential and commercial customers, (ii) direct sale of community solar arrays to third parties, and (iii) sale of power generated by community solar arrays owned by the Company to residential and commercial customers. For direct sales, the Company buys solar panels, heat pumps, batteries and related equipment, procures permits and other regulatory approvals, designs and engineers the systems, and completes the installation and related site work with its own staff or sub-contractors.  For sale of power generated by community solar arrays, in addition to the above services, the Company also sells and administers the participation agreements with individual off-takers.

Community solar arrays (CSAs) operate under Vermont’s and New York’s group net metering regulations.  The Company has developed a portfolio of CSAs in Vermont and New York, which are owned by single-member limited liability companies (LLCs) (“project entities”).  The Company has sold a number of these project entities to third parties upon commissioning, at which time all membership units of the project entity, which owns the CSA, are transferred to the third parties.  The Company’s CSA-related activities include the acquisition of land easements, permitting and related site work, engineering, procurement, contracting for construction of the arrays, as well as securing participation agreements with individual consumers of the solar power to be generated by the array.  Once operational, the Company may also provide administrative, operating and maintenance services for the CSA owners under separate arrangements.

The Company wholly owns three single-member Vermont LLCs (Sun CSA 5, LLC, Sun CSA 17, LLC, and Sun CSA 36, LLC), which were formed in 2014 and 2015 with the primary business purpose of operating CSAs (collectively, the CSA LLCs).  As described in Note A1, the CSA LLCs are consolidated in the accompanying financial statements.

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
A)	SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

Operations (continued):

The Company funded approximately 20% of the cost of construction of the CSA LLCs’ community solar array assets with cash; the remaining balance was funded by long-term debt of the CSA LLCs.  The related debt is secured by the CSA assets of each CSA LLC and is guaranteed by the Company.  The Vermont CSA LLCs generate revenue through the sale of energy generated by the CSA assets, the proceeds from which are used to fund the CSA LLCs’ debt service payments. The CSA LLCs have no direct employees, and contract with the Company for administrative and maintenance services.

During 2021 and 2020 the Company formed additional single-member LLCs, with the primary purpose of operating CSA’s in Vermont and New York.  The Company constructed the arrays for these CSAs and sold solar panels and partial ownership of racking, inverters, and other equipment related to these CSAs to third parties during 2021 and 2020.  Upon final completion and commissioning of the CSAs, all membership units of the project entities are transferred to the third parties in proportion to their share of the related solar equipment.  Related projects are described as “other community solar array projects” in Note A2.

At September 30, 2021, the Company has formed an additional 4 inactive single-member LLCs for the purpose of potential future CSA development in Vermont.

The Company had negative cash flows from operations for the nine months ended September 30, 2021 but positive cash flow from operations for the year ended December 31, 2020.  Based on projections for the remainder of 2021, the preliminary financial plan for 2022, the renewal of the Company’s line of credit in June 2022, proceeds from a second Paycheck Protection Program (PPP) loan (see Note N) and the expected forgiveness of the PPP loans, management expects to generate sufficient cash to maintain operations at least through September 30, 2022.

Accounting policies:

A summary of the Company’s significant accounting policies applied in the preparation of the accompanying consolidated financial statements for the nine months ended September 30, 2021 and the year ended December 31, 2020 follows:

1.	Principles of consolidation

The accompanying consolidated financial statements include the accounts of SolarCommunities, Inc. D/B/A SunCommon and its wholly owned subsidiaries (collectively, the Company).  All material intercompany accounts and transactions have been eliminated in consolidation.

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
A)	SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

2.	Revenue recognition

The Company follows the revenue recognition guidance which provides a single framework in which revenue is required to be recognized to depict the transfer of goods or services to customers in amounts that reflect the consideration to which a company expects to be entitled in exchange for those goods or services.

Revenues recognized over time

Revenue recognized over time primarily consists of the commercial solar installations and community solar arrays built for predetermined buyers of the related project entities, residential solar, heat pump and battery storage system installations, which collectively accounted for 96% and 95% of total net revenue for the nine months ended September 30 2021 and the year ended December 31, 2020, respectively. Substantially all related contract revenue is recognized over time, because control is transferred continuously to customers. Typically, revenue is recognized over time using costs incurred to date relative to total estimated costs at completion to measure progress toward satisfying the performance obligation. Incurred costs represent work performed, which corresponds with, and thereby best depicts, the transfer of control to the customer.  Contract costs include all direct labor, material, subcontract and equipment costs.

The amount of consideration expected to be received and revenue recognized varies based on cash discounts offered to customers and financing fees incurred on behalf of the customer. Revenue is recorded net of these cash discounts and financing fees which were approximately $389,000 and $993,000 for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively. A third party discount of approximately $828,000 was offset against these fees for the nine months ended September 30, 2021.

Contracts are often modified for a change in scope or other requirements. The Company considers contract modifications to exist when the modification either creates new or changes the existing enforceable rights and obligations. Most of the Company’s contract modifications are for the goods or services that are not distinct from the existing performance obligations. The effect of contract modification on the transaction price, and the measure of progress for the performance obligation to which it relates, is recognized as an adjustment to revenue (either as an increase or decrease) on a cumulative catch-up basis.

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
A)	SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

2.	Revenue recognition (continued)

Accounting for these contracts involves the use of various techniques to estimate total contract revenue and costs. The Company estimates the profit on a contract as the difference between the total estimated revenue and expected costs to complete a contract and recognizes that profit over the life of the contract.  Contract estimates are based on various assumptions to project the outcome of future events over the course of the contract. These assumptions include labor productivity and availability, the complexity of the work to be performed, the cost and availability of materials, and the performance of subcontractors.

As a significant change in one or more of these estimates could affect the profitability of the Company’s contracts, the Company reviews and updates contract-related estimates regularly. The Company recognizes adjustments in estimated profit on contracts under the cumulative catch-up method. Under this method, the impact of the adjustment on profit recorded to date on a contract is recognized in the period the adjustment is identified. Revenue and profit in future periods of contract performance are recognized using the adjusted estimate. If at any time the estimate of contract profitability indicates an anticipated loss on the contract, the total loss is recognized in the period it is identified.

Billing practices for the Company's contracts noted above are governed by the contract terms of each project based on either achievement of milestones or pre-agreed schedules. Billings do not necessarily correlate with revenue recognized under the cost-to-cost method (formerly known as the percentage-of-completion method). The Company records contract assets and contract liabilities to account for these differences in timing.

The contract asset, “Costs and estimated earnings in excess of billings on uncompleted contracts”, arises when the Company recognizes revenues for services performed under its contracts, but the Company is not yet entitled to bill the customer under the terms of the contract. Amounts billed to customers are excluded from this asset and are reflected on the consolidated balance sheets as “Accounts receivable." Included in costs and estimated earnings on uncompleted contracts are amounts the Company seeks or will seek to collect from customers or others for (i) errors, (ii) changes in contract specifications or design, (iii) contract change orders in dispute, unapproved as to scope and price, or (iv) other customer-related causes of unanticipated additional contracts costs (such as claims). Such amounts are recorded to the extent that the amount can be reasonably estimated, and recovery is probable.

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
A)	SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

2.	Revenue recognition (continued)

The contract liability, “Billings in excess of costs and estimated earnings on uncompleted contracts”, represents the Company’s obligation to transfer goods or services to a customer for which the Company has been paid by the customer or for which the Company has billed the customer under the terms of the contract. Revenue for future services reflected in this account are recognized, and the liability is reduced, as the Company subsequently satisfies the performance obligation under the contract.

Other community solar array projects

Consists of CSA projects whereby the Company forms an LLC, constructs an array, and sells the related solar equipment to various CSA customers who commit to becoming members of the related LLC project entity.  The customers are not identified prior to commencement of the project.  Revenues under these arrangements are recognized when control of the solar equipment is transferred to customers. Total community solar array revenue accounted for approximately 3% and 4% of total net revenue for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively.  The Company assigns membership interests in the LLC to the buyers of the related solar equipment when the array is placed in service.  Related contract costs include all direct labor, material, subcontract and equipment costs.  Contract costs incurred for unsold portions of the array are reported as inventory.

Other revenues

Each of the wholly owned CSAs has entered into group net metering arrangements with individual subscribers (“participation agreements”) for a fixed monthly fee. These participation agreements allow subscribers to receive a credit on the monthly electric bill received from their utility for the value of their contracted portion of the array’s output. The Company records the revenue on a straight-line basis. The Company guarantees the performance of these CSA’s at specified aggregate levels over the term of the customer participation agreements, with monetary remedies payable to customers if performance levels are not attained. These performance guarantees are considered to be separate performance obligations, but performance under these guarantees is not expected to be material and therefore no consideration was allocated to these performance obligations.

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
A)	SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

2.	Revenue recognition (continued)

Other revenues (continued)

The Company also contracts with certain CSA project entities and commercial customers to provide ongoing operating and maintenance services, and certain administrative functions including billing and customer service on behalf of the entity.  The Company also secures participation agreements and provides other services in connection with various agreements (see Note G).

Maintenance and administrative revenue is recognized using the input method to recognize revenue. In most cases, maintenance and administrative fees are fixed annual fees. Because the Company is on-site to perform maintenance services, the services are typically a distinct series of promises, and those services have the same pattern of transfer to the customer (i.e., evenly over time), the Company records the revenue on a straight-line basis. Administrative billing services are provided on a monthly basis and revenue is recorded on a straight-line basis. Total other revenues accounted for approximately 1% and 1% of total net revenue for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively.

3.	Cash and cash equivalents and restricted cash

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with maturities of three months or less to be cash equivalents.

Restricted cash represents amounts required to be reserved by agreements between the Company and its lenders, in connection with long-term debt arrangements (see Note F).

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows:

	September 30, 2021	December 31, 2020
Cash and cash equivalents	$922,337	$306,190
Restricted cash	74,232	74,232
Cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$996,569	$380,422

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
A)	SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

4.	Accounts receivable and unbilled receivables

Accounts receivable consist of amounts billed to customers but not yet collected, unbilled receivables consist of revenue recognized in excess of amounts billed to customers related to projects completed but not yet invoiced in full.  Accounts receivable and unbilled receivables are stated at the amount the Company expects to collect.  The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments.  Management considers the following factors when determining the collectability of specific customer accounts: customer creditworthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms.  If the financial condition of the Company’s customers were to deteriorate, adversely affecting their ability to make payments, additional allowances would be required. Based on management’s assessment, the Company provides for estimated uncollectible amounts through a charge to earnings and a credit to a valuation allowance.  Balances that remain outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable.

5.	Inventories

Inventories are stated at the lower of first in, first out (FIFO) cost or net realizable value.

6.	Property and equipment

The Company records property and equipment at cost.  Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives.  Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter.  The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes, but accelerated methods are used for tax purposes.

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
A)	SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

7.	Goodwill

Goodwill represents the excess of the purchase price over the fair value of net assets of the business acquired. The Company follows accounting guidance which allows for accounting alternatives related to the identified intangible assets recognized in the accounting for a business combination and for the subsequent measurement of goodwill for non-public entities. Companies that elect these alternatives would not separately recognize intangible assets that would otherwise arise from non-compete agreements or customer-related intangible assets that cannot be separately sold or licensed and amortize goodwill on a straight-line basis over its remaining useful life, which was determined to be ten years. Under these alternatives, the value of customer-related and non-compete agreements is included in goodwill. In 2020, the Company adopted ASU 2021-03, Accounting Alternatives for Evaluating Triggering Events, which allows goodwill to be reviewed for impairment at the entity level at year-end when circumstances indicate that the carrying value may not be recoverable. The Company recorded goodwill amortization expense of approximately $426,000 for the nine months ended September 30, 2021 and $424,000 for the year ended December 31, 2020.  Estimated amortization expense for each of the ensuing five years is approximately $424,000. No impairment charges were considered for the nine months ended September 30, 2021 and the year ended December 31, 2020.

8.	Impairment of long-lived assets

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.          Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows.  An impairment charge, if required, would be recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment charges were considered for the nine months ended September 30, 2021 and the year ended December 31, 2020.

9.	Product warranties

Product and installation warranties are provided by the equipment manufacturer and the Company’s subcontractors, respectively.  In certain cases, the Company may be liable for re-installation costs resulting from faulty hardware.  Related costs have not historically been significant. The Company does not consider these warranties to be performance obligations.

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
A)	SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

10.	Asset retirement obligations

The Company has perpetual easements on the land on which its CSA assets are situated. In connection with the easements, if a site goes unused for a period of two years, the Company has an obligation to decommission the CSA asset, and return the site to its original state. As of September 30, 2021, and December 31, 2020, the estimated cost of decommissioning is not material and has not been recorded.

11.	Share-based compensation plan

The Company has two stock-based compensation plans which are described more fully in Note H. Compensation cost is measured based on the grant-date fair value of the award. The cost is recognized as compensation expense over the requisite service (vesting) period using the straight-line method.  Forfeitures of awards are recorded as they occur, rather than using an estimated forfeiture rate.

12.	Advertising costs

Advertising costs are charged to operations when incurred.  Advertising expenses charged to operations were approximately $695,000 in 2021 and $492,000 in 2020.

13.	Income taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The accounting standard on accounting for uncertainty in income taxes addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements.  Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

Interest and penalties associated with unrecognized tax benefits, if any, are classified as additional income taxes in the consolidated statements of operations.

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
A)	SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

14.	Use of estimates

The preparation of consolidated financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

15.	Recently issued accounting pronouncements

The Company is currently evaluating the impact on its consolidated financial statements of adopting the following recently issued accounting pronouncements.

Leases

In February 2016, the FASB issued ASU 2016-02 Leases (Topic 842).  This ASU was issued in three parts:  (a) Section A, Leases:  Amendments to the FASB Accounting Standards Codification, (b) Section B, Conforming Amendments Related to Leases:  Amendments to the FASB Accounting Standards Codification, and (c) Section C, Background Information and Basis for Conclusions.  While both lessees and lessors are affected by the new guidance which includes many changes, the effects on lessees are much more significant.  The most significant change for lessees is the requirement to recognize right-of-use assets and lease liabilities for all leases not considered short-term leases, affecting leases which previously were accounted for as operating leases.  This ASU is effective for fiscal years beginning after December 15, 2021, and must be implemented using a modified retrospective approach.

Reference rate reform

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, which provides optional guidance for a limited period of time to ease the potential burden in accounting for (or recognizing the effects of) reference rate reform on financial reporting.  The ASU is effective as of March 12, 2020 through December 31, 2022.

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
A)	SUMMARY OF OPERATIONS AND ACCOUNTING POLICIES (continued)

16.	Evaluation of subsequent events

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through June 30, 2021, the date the consolidated financial statements were available to be issued.

B)	BUSINESS AND CONCENTRATION RISKS

Coronavirus pandemic

On January 30, 2020, the World Health Organization (WHO) declared the coronavirus outbreak a “Public Health Emergency of International Concern,” and on March 10, 2020, WHO declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had, and are expected to continue to have, an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Cooperative operates. While it is unknown how long these conditions will last and what the complete financial effect will be, to date the Cooperative has seen a negative impact through increased operating expenses as a result of the pandemic.

In response to state mandates, the Company shut down all new construction in both Vermont and New York in late March 2020, and temporarily furloughed approximately 90% of its staff in early April. The Company resumed operations and recalled most of its staff in late May when the state construction bans were lifted.  The Company suffered a decline in year over year revenue and significant operating losses in the second quarter as a result of the shutdown. The unexpected operating losses stemming from the pandemic strained the Company’s balance sheet in April and May.  Accounts receivable declined significantly with no new installations, and accounts payable increased as the Company deferred payment on vendor invoices.  The Company relied heavily on its line of credit from Citizens Bank during this period.  In April and May, the Company defaulted on a financial covenant on this line of credit but received a waiver from Citizens Bank based in part on pending funding of a loan under the PPP (see Note F). Prior to December 31, 2020, the Company paid off the line of credit balance in full.

For the nine months ended September 30, 2021, the Company’s operations remained operating in a normal installation capacity while its administrative teams remained remote. The demand for solar installations has increased however the Company has seem an impact to overall margins to do to the impact of the pandemic on the materials and commodity pricing.

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
B)	BUSINESS AND CONCENTRATION RISKS (continued)

Concentration of credit risk

The Company maintains cash and cash equivalents in financial institution accounts that, at times during the year, may exceed federally insured limits. The Company has not experienced any losses with these accounts. Management believes the Company is not exposed to any significant credit risk on domestic cash balances.

Major vendors

The Company procured substantially all solar panels for customer installations from three vendors in 2021 and 2020.

Major customers

No customer concentrations were noted for the nine months ended September 30, 2021 and the year ended December 31, 2020.

C)	COSTS AND ESTIMATED EARNINGS ON CONTRACTS IN PROCESS

These are included in the accompanying consolidated balance sheets under the following captions:

	September 30, 2021	December 31, 2020
Costs and estimated earnings in excess of billings on uncompleted contracts	$407,867	$450,608
Billings in excess of costs and estimated earnings on uncompleted contracts	(1,457,514)	(536,824)
	$(1,049,647)	$(86,216)

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
D)	PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	September 30, 2021	December 31, 2020
Community solar arrays	$1,380,493	$1,380,493
Vehicles and equipment trailers	2,692,710	1,777,824
Computer equipment	399,125	325,060
Computer software	433,640	433,640
Leasehold improvements	219,196	219,196
Equipment	1,188,306	1,004,630
Furniture and fixtures	154,261	154,261
	6,467,731	5,295,104
Less accumulated depreciation and amortization	(2,349,441)	(2,199,058)
	$4,118,290	$3,096,046

E)	NOTE PAYABLE – BANK LINE OF CREDIT

The Company has a $3,750,000 revolving line of credit agreement with Citizens Bank, N.A. Advances on the line of credit are subject to lender approval.  The line of credit bears interest at LIBOR (0.08% at September 30, 2021), plus 3.25%, and expires June 2022 (see Note N).  The agreement and accompanying long-term debt agreement (see Note F) are secured by a first priority security interest in substantially all business assets of the Company. The agreements provide for, among other things, the maintenance of certain financial ratios. There was $3,032,177 and $0 outstanding at September 30, 2021, and December 31, 2020, respectively.

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
F)	LONG-TERM DEBT

Long-term debt consists of the following at December 31:

	September 30, 2020	December 31, 202-
Citizen’s Bank, N.A. -

Unsecured note payable in connection with the PPP, established by the federal government Coronavirus Aid, Relief, and Economic Security Act (CARES Act), which bears interest at 1%. The Loan is forgivable if the Company meets certain criteria established under the PPP loan program. The Company intends to seek loan forgiveness of the entire balance in 2021. On June 5, 2020, Congress enacted the Paycheck Protection Program Flexibility Act of 2020, which amends forgiveness criteria of the PPP, provides for deferral of loan repayment up to 16 months and permits lenders to amend loan agreements to provide borrowers a five-year period to pay any amounts not forgiven under PPP. However, there may be further guidance issued by the Small Business Administration (SBA), the U.S. Department of Treasury, the bank, and other regulators related to the PPP which could impact the loan and loan forgiveness. The Company has applied for forgiveness but expects to receive forgiveness in full in 2021
	$2,000,000	$-

Unsecured note payable in connection with the PPP, established by the federal government Coronavirus Aid, Relief, and Economic Security Act (CARES Act), which bears interest at 1%. The Loan is forgivable if the Company meets certain criteria established under the PPP loan program. The Company intends to seek loan forgiveness of the entire balance in 2021. On June 5, 2020, Congress enacted the Paycheck Protection Program Flexibility Act of 2020, which amends forgiveness criteria of the PPP, provides for deferral of loan repayment up to 16 months and permits lenders to amend loan agreements to provide borrowers a five-year period to pay any amounts not forgiven under PPP. However, there may be further guidance issued by the Small Business Administration (SBA), the U.S. Department of Treasury, the bank, and other regulators related to the PPP which could impact the loan and loan forgiveness. The Company has applied for forgiveness but expects to receive forgiveness in full in 2021.
	2,591,500	2,591,500
Subtotal (forward)	$4,591,500	$2,591,000

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
F)	LONG-TERM DEBT (continued)

	September 30, 2021	December 31, 2020
Subtotal (forwarded)	$4,591,500	$2,591,500
Vermont Economic Development Authority (VEDA) (project loans to wholly owned CSA LLCs, as defined in Note A) -
CSA 5: Payable in monthly installments of $2,414, including interest at 5.5%, due August 2026.	128,620	142,959
CSA 17: Payable in monthly installments of $2,414, including interest at 5.5%. The interest rate will become variable at the VEDA Prime Rate from April 2025 through maturity in April 2027.	137,918	153,929
CSA 36: Payable in monthly installments of $2,414, including interest at 5.5%. The interest rate will become variable at the VEDA Prime Rate from June 2025 through maturity in June 2027.	142,506	159,549
The VEDA notes are secured by first priority interests in substantially all the assets of the corresponding CSAs, the loan reserve accounts described in Note A3, and are guaranteed by SunCommon. The agreements contain covenants which provide for, among other things, the maintenance of certain financial ratios.

Subtotal (forward)	$5,000,544	$3,047,937

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
F)	LONG-TERM DEBT (continued)

	September 30, 2021	December 31, 2020
Subtotal (forwarded)	$5,000,544	$3,047,037
Vermont Community Loan Fund (VCLF) (project loans to wholly owned CSA LLCs, as defined in Note A) -
CSA 5: Payable in monthly interest only installments of $1,104 through August 2019; then payments of $552, representing half of monthly interest only payments, through August 2026 with other half of interest only payments capitalized into principal; then $2,485 monthly payments of principal and interest, with a balloon payment of $20,142 due August 2034; interest at 11.25% throughout the loan term.	117,712	117,712
CSA 17: Payable in monthly interest only installments of $1,104 through April 2020; then payments of $552, representing half of monthly interest only payments, through April 2027 with other half of interest only payments capitalized into principal; then $2,485 monthly payments of principal and interest, with a balloon payment of $20,142 due April 2035; interest at 11.25% throughout the loan term.	117,712	117,712
CSA 36: Payable in monthly interest only installments of $1,104 through June 2020; then payments of $552, representing half of monthly interest only payments, through June 2027 with other half of interest only payments capitalized into principal; then $2,485 monthly payments of principal and interest, with a balloon payment of $20,142 due June 2035; interest at 11.25% throughout the loan term.	117,712	117,712
The VCLF notes are secured by second priority interests in substantially all the assets of the corresponding CSAs, the loan reserve accounts described in Note A3, and are guaranteed by SunCommon. The agreements contain covenants which provide for, among other things, the maintenance of certain financial ratios. During 2021 and 2020 the Company continued to make full monthly interest payments resulting in no further interest being capitalized into principal.

Subtotal (forward)	$5,353,680	$3,401,073

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020

F)	LONG-TERM DEBT (continued)

	September 30, 2021	December 31, 2020
Subtotal (forwarded)	$5,353,680	$3,401,073
Vehicle loans (various) -
Payable in aggregate monthly installments of approximately $22,000, including interest at rates ranging from 0% to 8.84%, through June 2025. Secured by vehicles.	894,186	724,356
	6,247,866	4,125,429
Principal payments due within one year	4,607,695	290,054
	$1,640,171	$3,835,375

As of September 30, 2021, long-term debt matures as follows:
Years ending December 31,	Amount
2022	$4,607,695
2023	210,304
2024	179,532
2025	119,046
2026	483,008
Thereafter	648,281

$6,247,866

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
G)	OPERATING LEASES AND OTHER COMMITMENTS

Operating leases

The Company leases its primary office and warehouse facilities in Waterbury, Vermont under agreements expiring in May 2028 and August 2026, respectively.  Monthly base rent for the office and warehouse facilities currently approximates $27,500, subject to annual 3% increases.
The Company leases its secondary office and warehouse facility in Rhinebeck, New York from a stockholder (see Note L).  Monthly base rent currently approximates $7,100 and is on a month-to-month basis.

During 2020, the Company also entered into land and rooftop lease agreements for purposes of developing CSAs (see Note A).  Upon completion of the CSAs, the Company transfers title of a specified portion of the arrays to the respective landowners as consideration for the leases and has the option to assign the leases to the respective LLCs that manage the CSAs.  Payments required under these leases are not significant.

The Company leases vehicles and office equipment under various agreements expiring through June 2025. As of December 31, 2020, aggregate monthly payments required under these leases approximates $20,000.

Total rent expense charged to operations approximated $567,000 in 2021 and $706,000 in 2020.

Future minimum lease payments for all noncancellable operating leases having a term in excess of one year at September 30, 2021, approximate the following:

Years ending September 30,	Amount
2022	407,900
2023	364,900
2024	371,500
2025	377,700
2026	382,000
Thereafter	380,800
Total minimum lease payments	$2,284,800

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
G)	OPERATING LEASES AND OTHER COMMITMENTS (continued)

Employment agreement

In connection with the business acquisition in 2018, the Company entered into an employment agreement with the seller.  The agreement provides for ongoing base salary and other benefits, as defined.  The agreement also contains without cause termination provisions for continuation of base salary through May 18, 2020 and a put option for a portion of the employee’s common stock in the event of termination subsequent to May 18, 2020 but prior to May 18, 2022 (see Note J).

H)	SHARE-BASED COMPENSATION PLAN

The Company has established the 2014 and 2018 Equity Incentive Plans (collectively the Plans), which provide for a maximum of 620,500 and 617,284 shares, respectively, of the Company’s stock to be purchased under incentive or nonqualified stock options or be awarded as stock grants or other common stock-based awards. Both equity incentive plans have substantially the same terms and conditions. Options and stock may be issued to officers, employees, directors, consultants and advisors to the Company.  Directors meet the definition of “employees” for the purpose of accounting for share-based compensation granted in exchange for related services.  The exercise price for stock options shall generally not be less than 100% of the fair market value of the Company’s common stock at the date of grant.  All options have a contractual life that does not exceed 10 years.

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
H)	SHARE-BASED COMPENSATION PLAN (continued)

Options granted to employees vest over periods ranging from approximately 3 to 4 years.  The value of each option award issued to an employee or board member is estimated at the date of grant using the Black-Scholes option valuation model, which utilizes the assumptions included in the table below.   The expected term assumption reflects the period for which the Company believes the options will remain outstanding.  This assumption is based upon the expected behavior of the employees.  The expected volatility assumption is based on the average volatilities of public entities in a similar industry.  The risk-free rate reflects the U.S. Treasury yield curve for a similar expected life instrument in effect at the time of the grant. There were no options granted in 2020.

The Company recognized share-based compensation expense of approximately $723,000 for the nine months ended September 30, 2021 and $75,100 for the year ended December 31, 2020.

All stock options were exercised as of September 30, 2021.

I)	CAPITAL STOCK

Common stock

Upon incorporation of the Company, 2,000,000 shares each were issued to two individuals involved in the operations of the Company as founder’s shares, for no consideration. The sale or transfer of the common stock of the Company is subject to the terms of the stockholder agreement amongst the Company and its stockholders.

During 2018, the Company issued an additional 1,295,297 shares as consideration in a business acquisition.  In connection with the issuance of these shares and the related employment agreement described in Note G, the Company entered into a stock redemption agreement with the holder of these shares.   In accordance with the agreement, the employee or his personal representative may, in the event of termination of employment without cause or due to death or disability after May 18, 2020, cause the holder of these shares to purchase the number of common shares equivalent in value to the remaining pro-rata portion of the employee’s base salary through May 18, 2022.

At September 30, 2021, the Company has 2,974,362 shares of its common stock reserved for issuance in connection with the potential conversion of outstanding preferred stock or the grant or exercise of stock options.

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
I)	CAPITAL STOCK (continued)

Preferred stock

The significant rights and privileges of the preferred stock are as follows:

Voting rights

The holders of the preferred stock have limited voting rights. The Series A, Series B and Series C shall each vote together and shall be entitled to elect two directors of the Company, one of whom will serve as benefit director. Preferred stockholders are entitled to one vote for each share of preferred stock.

Conversion rights

The holders of the preferred stock may convert their shares of preferred stock to shares of common stock at any time. The number of common stock shares issued upon conversion would be based upon the original issue price of the respective preferred stock, divided by the conversion price, as defined.

Dividends

The holders of preferred stock shall be entitled to receive cumulative dividends, compounded annually, at the rate of 5% per annum, to be paid in cash upon the redemption of preferred stock or in the event of liquidation, dissolution or winding up of the Company. In the event the Company declares and pays dividends or distributions on the common stock, then the holders of preferred stock shall be entitled to share in such dividends or distributions on a pro rata basis, as if their shares had been converted into shares of common stock pursuant to the articles of incorporation.

Total cumulative accrued dividends are approximately as follows:

	September 30 2021	December 31, 2020

Series A	$468,000	$438,000
Series B	$599,600	$544,600
Series C	$100,800	$63,800

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, the holders of the preferred stock are entitled to receive, prior to and in preference to the holders of the common stock, an amount equal to their pro-rata share of the original issuance price plus any accrued but unpaid dividends.

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
I)	CAPITAL STOCK (continued)

Preferred stock (continued)

Redemption

The majority of the preferred stockholders shall have the right to cause the Company to redeem the then outstanding shares at a price equal to the greater of (a) original issue price plus any accrued but unpaid dividends (minimum redemption value) or (b) the Estimated Equity Value, as defined.

Redemption terms are approximately as follows:

	Minimum Redemption Value
	September 30 2021	December 31 2020	Earliest Redemption Date
Series A	$1,293,000	$1,263,000	January 1, 2015
Series B	$2,080,000	$2,025,000	January 1, 2016
Series C	$1,170,000	$1,133,000	January 1, 2021
After the initial redemption dates, the preferred stock can be redeemed between January 1 and June 30 of each year upon proper notice, as defined. Upon receiving proper notice of redemption, the Company can elect to redeem preferred stock in cash or by issuing subordinated promissory notes, bearing interest of 5%.  Redemption payments are subject to the Company having sufficient funds available, as defined.
There were no redemptions of preferred stock for the nine months ended September 30, 2021 and the year ended December 31, 2020.

J)	RETIREMENT PLAN

The Company sponsors a safe-harbor profit sharing 401(k) plan which covers substantially all employees. Contributions to the plan are based on safe harbor requirements. Contributions to the plans charged to operations were approximately $211,200 in 2021 and $229,700 in 2020.

SOLARCOMMUNITIES, INC. AND SUBSIDIARIES
D/B/A SUNCOMMON

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021 AND DECEMBER 31, 2020
K)	GOVERNMENT RELIEF FUNDING

Vermont Emergency Economic Recovery Grant

The State of Vermont allocated CARES Act funds to the Vermont Emergency Economic Recovery Grant Program (VEERG) in order to continue providing economic support to Vermont small businesses suffering business interruptions as a result of COVID-19.  The Company applied for and received a grant under VEERG from the state of Vermont in the amount of $300,000 in December 2020. Awards from VEERG are considered revenue replacement for the awardee to help cover documented losses which occurred in 2020. The Company has recorded the grant proceeds as “Other income (expenses)” in the consolidated statement of operations.